Exhibit 99.1
Barry D. Quart, PharmD President & Chief Executive Officer NASDAQ: RDEA March 18, 2008

Safe Harbor Statement Statements contained in this presentation regarding matters that are not historical facts are "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Ardea's goals, its preclinical and clinical trial plans, timelines and milestones, its expectations about the size of its markets and commercial potential of its compounds, its relationship with Valeant and the costs and benefits from that relationship, expected results of future clinical trials, expected properties of compounds under development, financial position, cash usage, licensing and partnering opportunities, liquidity and anticipated milestones. Risks that contribute to the uncertain nature of the forward-looking statements include: risks related to the outcomes of preclinical and clinical trials, risks related to regulatory approvals, delays in commencement of preclinical and clinical tests and costs associated with internal development and in-licensing activities. These and other risks and uncertainties are described more fully in Ardea's most recently filed SEC documents, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, under the headings "Risk Factors." All forward-looking statements contained in this presentation speak only as of the date of this presentation, and Ardea undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof or otherwise. 3

Investment Highlights Four NCEs in clinical trials by early 2008 Initial efficacy results in three indications during 2008 Phase 2a HIV results with RDEA806 Phase 2 gout results with RDEA806 Phase 1 cancer results with RDEA119 Addressing multi-billion-dollar markets HIV Gout Cancer Inflammatory diseases Multiple partnering opportunities 5

Pipeline Addresses Major Markets RDEA806 2nd NNRTI RDEA806 RDEA119 RDEA119 2nd MEKI Discovery Preclinical Phase 0/1 Phase 2 Phase 3 NNRTI for HIV HIV Gout MEKI for Cancer MEKI for Inflammation Cancer/Inflammation 7

HIV Market Opportunity Over $8 billion mature market focused on safety and convenience Highest success rate in Phase 3 of any class Three primary classes of therapies: 10 approved protease inhibitors (PIs) 11 nucleosides (NRTIs; single agents and combinations) Only 4 approved non-nucleosides (NNRTIs) One not actively promoted Efavirenz (Sustiva(r), Bristol-Myers Squibb) Current first-line treatment leader >$1 billion in annual sales worldwide Challenges: >10% have unacceptable side effects (CNS, metabolic, etc.) Significant drug interactions Reproductive toxicity Unusual imbalance in approved HIV drugs = excellent opportunity 9

RDEA806 vs. Target Product Profile

From preclinical and Phase 1 results to-date, RDEA806 appears to be good candidate to meet desired Target Product Profile

- ✓ Highly active against efavirenz-resistant strains
- ✓ High genetic barrier to resistance
- ✓ Better safety profile than efavirenz (or competitors)
  - √ Reduced CNS toxicity (no abnormal dreams or significant dizziness)
  - √ Improved lipid profile (does not increase cholesterol or triglycerides)
  - √ No significant QTc prolongation in ~100 people exposed
- ✓ Easy to formulate in combination pill
- ✓ Long half-life
  - 10-13 hrs for possible once daily dosing
- ✓ Can be used in combination with current drugs with reduced concern for significant drug interactions
  - Limited metabolism by CYP450
  - No inhibition or induction of CYP450
- ? No reproductive toxicity, so safer for women

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Phase 2a ART Naïve Proof-of-Concept Study

Study	RDEA806-201 ART-Naïve Monotherapy
Primary Endpoint	Change from baseline in plasma VL
Secondary Endpoints	VL decay rate, CD4 and CD8 changes, PK/PD, safety, tolerability, genotypic and phenotypic resistance
Location	EU: Moyle (UK), Stoehr (Germany), Rieger (Austria)
Study Population	• Male HIV-infected patients • ART-naïve or < 2wks prior therapy without resistance • HIV VL > 5,000 copies/mL • CD4 > 200 cells/mm^3 /> 350 cells/mm^3
Duration	7 days treatment
# Patients	9 active: 3 placebo per cohort
Planned Doses	Cohort 1: 400 mg Capsules BID (10/12 patients completed) Cohort 2: 600 mg Capsules QD (8/12 patients completed) Cohort 3: 800 mg Enteric-Coated Tablets QD

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Phase 2a Positive Preliminary Data Generally well tolerated No serious adverse events reported No abnormal dreams, drug-related rash, or ECG-related adverse events Cohort 1: 400mg BID Viral load reduction on Day 8 (adjusted for placebo): 2.0 log10 Cohort 2: 600mg QD Viral load reduction on Day 8 (adjusted for placebo): 1.7 log10 Cohort 3: Using improved enteric-coated tablet Actively enrolling, data in 2Q08 Full data expected to be presented during a scientific conference in 2008 15

Study RDEA806-201: Mean Change in Viral Load 17

Study RDEA806-201: Mean Change in Viral Load Placebo Adjusted 19

Study RDEA806-201: Mean Viral Load Change Placebo Adjusted Percent < 400 copies RDEA806 400mg BID - 50 % RDEA 806 600mg QD - 50% Raltegravir 400mg BID - 50% (Day 10)* 21 *Markowitz M, et al . J Acquir Immune Defic Syndr 2006;43:509-515

Viral Load Decline on Day 8 (Placebo Adjusted) -1.7 -1.6 -1.8 -1.9 -1.2 -1.6 1IDX899 Program Update February 6, 2008 2Fatkenheuer G, et al. IAS 2007 (Abstract WESS202) 3Sankatsing S, et al. AIDS 2003, 17:2623-2627 4Goebel F, et al. AIDS 2006, 20:1721-1726 5Markowitz M, et al . J Acquir Immune Defic Syndr 2006;43:509-515 23

Preliminary Safety Results No serious adverse events No clinically significant laboratory abnormalities No discontinuations No typical NNRTI side effects: No abnormal dreams No drug-related rash No ECG-related adverse events RDEA806 (n=14) RDEA806 (n=14) Placebo (n=4) Placebo (n=4) n (%) n (%) Patients with any drug-related adverse experiences 3 21 3 75 25

Improved Enteric-Coated Tablet Formulation

- Phase 1 pharmacokinetic study with improved enteric-coated (EC) formulations conducted
- EC tablet formulation provides lower peak levels and improved 24-hour trough plasma levels and can be given with food

	Hr/day >5 times EC95
800mg EC tablet QD*	15
600mg EC tablet QD*	12
400mg capsules BID	12
600mg capsule QD	5

*Projected from 600mg single dose data

- The pk of the EC tablet at 600mg QD should equal the 400mg BID capsule results, so it will be included in the Phase 2b dose-ranging study, along with the higher 800mg QD dose
- EC tablet has very high drug-loading (~80% of core weight) for improved co-formulations

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Tablet Size Comparisons with Marketed Products


123
SUSTIVA
TMC125

RDEA806 EC Tablet 200 mg	ATRIPLA™ 600/200/300 mg	SUSTIVA® 600 mg	INTELENCE™ 100 mg
80% Drug	67% Drug	50% Drug	12.5% Drug

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Ardea Biosciences

Phase 2b ART Naive Dose Response Efficacy Study

Study	RDEA806-202 Naïve Dose Response Study
Study Start	2Q08 (3-month animal toxicology completed; 6-month rat and 9-month monkey will be completed midyear)
Primary Endpoint	Proportion of patients with Plasma VL < 50 copies/mL
Secondary Endpoints	VL decay rate, CD4 and CD8 changes, PK, PK/PD, safety, tolerability, genotypic and phenotypic resistance
Location	EU/So America/US/Canada
Study Population	Male or non-pregnant, non-breast feeding females ART naïve without resistance HIV VL > 5,000 copies/mL
Duration	Primary analysis at 24 weeks to assess doses for Phase 3
# Subjects	TBD (200-400)
RDEA806 Doses	RDEA806 EC Tablets: Doses to be determined
Comparator	Efavirenz 600 mg qd
Background Treatment	Truvada (tenofovir/emtricitabine) or Combivir (ZDV/3TC)

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Conclusions Preliminary data demonstrate robust antiviral effect Drug continues to be very well tolerated Human pk results from new EC formulation support moving forward with this formulation into Phase 2a Final data will be submitted for presentation at a major scientific conference Phase 2b to start in late 2Q08 33

RDEA 2nd and 3rd Generation NNRTIs Different structural classes than RDEA806 Appear to be more potent, with greater coverage of resistant strains Potentially longer half-lives Fold-Change* in Protein Adjusted EC50 Fold-Change* in Protein Adjusted EC50 Fold-Change* in Protein Adjusted EC50 Fold-Change* in Protein Adjusted EC50 Fold-Change* in Protein Adjusted EC50 Fold-Change* in Protein Adjusted EC50 K103N Y188L Y181C K103N-L100I K103N-Y188L RDEA 2nd Gen NNRTI 0.8 1.3 3.5 3.2 2.2 RDEA 3rd Gen NNRTI 0.3 2.2 2.0 0.5 1.5 TMC-125 0.6 0.7 5.7 3.2 2.3 TMC-278 0.9 2.3 3.6 5.6 27.2 Pfizer ('061) 0.9 271 2.0 5.7 513 * Fold-change from wild-type (wt) EC50 determined in the presence of 40% human serum; FC>10 is significantly resistant 35

Gout Unmet Medical Need About the Indication Painful and debilitating disease Inflammation Disfiguring nodules (tophi) Attacks of severe pain (flares) Kidney damage (nephropathy) Caused by abnormally elevated levels of uric acid Increasing incidence and severity in U.S. (3-5M) Early onset, especially in males Potentially related to obesity Treatment Landscape Safer, more effective gout therapies needed No new approved drugs for hyperuricemia in over 40 years Standard of Care: Allopurinol Treatment for 95% of patients 21% of patients achieved target reduction in uric acid with a standard dose in a controlled study1 Serious adverse events in 8%1 Rash in ~2%1 Major allopurinol hypersensitivity syndrome is rare, but has ~25% mortality2 1. N Engl J Med 2005; 353:2450-61 2. BMJ 2005;331;623-624 37

RDEA806 Significantly Reduces Serum Uric Acid 1 0.5 0 -0.5 -1 -1.5 -2 -2.5 Day 0 Day 3 Day 7 Day 10/14 Follow-up Change in SUA (mg/dL) Treatment Day Placebo 500 mg bid 400 mg MR bid 300 mg bid -3 * * * * * * * * * * p<0.001 39

Significant Correlation Between Reduction and Baseline Serum Uric Acid Values Last Day of Dosing Change in SUA (mg/dL) Baseline Serum Uric Acid (mg/dL) 0.00 -0.50 -1.00 -1.50 -2.00 -2.50 -3.00 -3.50 0.00 1.00 2.00 3.00 4.00 -4.00 5.00 6.00 7.00 8.00 p=0.004 SUA > 6.8 mg/dL = hyperuricemia Serum UA reduction in two patients with hyperuricemia was the largest in the study; on the last day of dosing, every patient met the regulatory criteria of SUA <6 mg/dL 41

Next Steps in Gout Two-week healthy volunteer study demonstrated biologic activity and safety Initiate Phase 2 dose-ranging study Patients with hyperuricemia and a history of gout 1H'08 Currently investigating active moiety and mechanism of action 43

The Age of Targeted Cancer Treatments Nexavar MEK Ras Raf c-Myc Herceptin, Erbitux Proliferation Angiogenesis Differentiation Apoptosis cPLA2 PDE4 MNK1/2 Elk-1 MAPKAPK1/3 ARRY-142886 (Ph 2) XL518 (Ph 1) RDEA119 (Ph 1)* RTK Bcl-2 Mcl-1 c-Jun Tarceva GF ERK2 ERK2 45 *Only MEKI in clinic without large pharma partner

RDEA119 Inhibits Tumor Volume 0 10 20 30 40 Tumor volume (mm3) Days Vehicle RDEA119 25mg/kg RDEA119 50mg/kg RDEA119 100mg/kg 1200 1000 800 600 400 200 0 Dosing Period Preclinical colon cancer Xenograft model 47

Phase 1 Advanced Cancer Study Design

Study	RDEA119
Primary Endpoint	Safety, tolerability, PK
Secondary Endpoints	Pharmacodynamic (PD) measures: pERK, Ki67, Nras, Kras and Braf mutations; Antitumor activity by CT scan
Location	Von Hoff (Arizona), Weekes (UCHSC), Adjei (Roswell Park)
Study Population	Advanced cancer patients, all-comers until DLT reached, then expanded group of patients with specific tumors based on preliminary results: colon CA, melanoma, pancreatic CA, hepatocellular CA, or medullary thyroid CA
Duration	28-day cycles
# Patients	~40 patients to reach DLT; expanded cohort will enroll an additional 15-20 patients
Timing	Began Nov '07; in dose escalation phase

DLT = dose-limiting toxicity

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Financial Position Summary Statement of Operations (In thousands, except per share data) Nine Months Ended Sept. 30, 2007 Revenue Operating expenses Interest and other income $2,827 $20,756 $1,876 NET LOSS $(16,233) NET LOSS PER SHARE $(1.67) Private placement financing completed in December 2007; $40 million @ $13.25/share 14.8 million common- equivalent shares outstanding Ended 2007 with $66.2 million in cash We expect to use $45-$50 million to fund operations in 2008 Independent of revenue from future collaborations, we have sufficient cash and revenue to last through 1Q09 Multiple partnering opportunities Condensed Balance Sheet Data (In thousands) Sept. 30, 2007 Dec. 31, 2006 Cash and equivalents Total assets Total stockholders' equity $35,356 $37,801 $34,620 $48,669 $50,240 $49,064 51

Near-Term Anticipated Milestones

Drug Candidate	Event	Date
HIV		
RDEA806	Phase 2a start	✓
2nd Gen NNRTI	FIH micro-dosing / human PK data	1Q08
RDEA806	Phase 2a results (PoC)	1Q08 ✓
RDEA806	Phase 2b start	2Q08
2nd Gen NNRTI*	Phase 1 start	2H08
Gout		
RDEA806	Phase 2 start	2Q08
RDEA806	Phase 2 results (PoC)	2H08
Cancer - Inflammation		
2nd Gen MEKI	FIH micro-dosing / human pk data	1Q08 ✓
RDEA119	Phase 2a inflammation start	2Q08
2nd Gen MEKI*	Phase 1 start	2H08
RDEA119	Phase 1 results (PoC)	2H08
RDEA119	Phase 2 cancer combination start	2H08

*Based on positive human PK results

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Ardea Biosciences

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